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                                                                    EXHIBIT 10.7




                              ATTORNMENT AGREEMENT

THE STATE OF TEXAS        )
                          )
COUNTY OF GALVESTON       )

         This Attornment Agreement (the "Agreement") is entered into by and between Newpark Marine Fabricators, Inc. ("Tenant"), The Board of Trustees of the Galveston Wharves, a separate utility and agency of the City of Galveston, Texas, organized pursuant to the provisions of Article 1187f, Vernon's Texas Civil Statutes, as amended, and Article XII of the Charter of the City of Galveston, Texas ("Landlord'), and the City of Galveston, Texas ("City").

         WHEREAS, Landlord and Tenant have entered into (i) an Assignment and Assumption of Lease ("Assignment") and (ii) an Amended and Restated Lease ("Lease"), each dated effective November 1, 1997, covering a certain 110 acre, more or less, tract of land (including submerged lands) located on Pelican Island in Galveston County, Texas, and shown on Exhibit A (the "Land"); and

         WHEREAS, the City is the owner of the fee simple title to the Land;
and

         WHEREAS, as a condition to entering into the Assignment and the Lease, Tenant has requested that City enter into this Agreement; and

         WHEREAS, capitalized terms not defined in this Agreement have the definitions given to them in the Lease.

         NOW, THEREFORE, in consideration of the premises, the covenants set forth herein and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties do hereby mutually covenant and agree as follows:

         1. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or other sums due under the Lease, Tenant's possession under the Lease and Tenant's rights and privileges thereunder, shall not be diminished or interfered with by City, and accordingly, Tenant's occupancy shall not be disturbed by City during the term of the Lease, except in accordance with the terms of the Lease or the City's exercise of its governmental authority, including the power of eminent domain and its general police powers.

         2. If City (i) dissolves Landlord without creating a replacement utility and agency of the City to act as the landlord under the Lease, whereupon City becomes the successor landlord under the Lease, or if the City
(ii) sells the Land, or (iii) succeeds to the interests of Landlord under the Lease in any other manner, Tenant shall attorn and be bound to such party (whether City or another party) upon any such succession in interest, sale, or otherwise and shall
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recognize such party as the Landlord under the Lease.  Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of City or any purchaser, any instrument or certificate which, in the sole judgment of the requesting party may be necessary or appropriate (in any such sale or otherwise) to evidence such attornment.

         3. If City succeeds to the interest of Landlord under the Lease, City shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after City's succession to the interest of Landlord under the Lease, have the same remedies against City for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if City had not succeeded to the interest of Landlord. Tenant acknowledges and agrees that, from and after City's succession to the interest of Landlord under the Lease, Tenant shall be bound to City as Landlord under all of the terms, covenants and conditions of the Lease, and City as Landlord shall, from and after City's succession to the interest of Landlord under the Lease, have the same remedies against Tenant for the breach of any agreement contained in the Lease as are available thereunder to Landlord.

         4. For purposes of this Agreement, City will be deemed to have succeeded to the interest of Landlord under the Lease upon (i) the transfer of management and control of the Leased Premises to City, whether by virtue of dissolution of Landlord, or pursuant to the exercise of any rights and remedies under the law or otherwise, or (ii) any other means by which City may acquire the right, title and interest of Landlord in and to the Lease or the Leased Premises.

         5. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. All references herein to "City" shall be deemed to include also any person or entity who claims by, through or under City.

         6. This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

         7. Except in the event described in Paragraph 2, clause (i) above, nothing contained in this Agreement shall be construed to impose any duty upon City under any circumstances to succeed to the interest of Landlord under the Lease by dissolution of Landlord.

         8. This Agreement may be simultaneously executed in a number of counterparts, each of which for all purposes shall be deemed an original and all of which, when taken together, shall constitute but one and the same instrument.

                             EXECUTION PAGE FOLLOWS





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         Effective as of the 1st day of November, 1997.


                                   TENANT:
                                   NEWPARK MARINE FABRICATORS, INC.


                                   By: /s/ SAMUEL F. EAKIN
                                      ---------------------------------------
                                   Name: Samuel F. Eakin
                                        -------------------------------------
                                   Title: Chairman & CEO
                                         ------------------------------------


                                   LANDLORD:
                                   THE BOARD OF TRUSTEES OF THE
                                   GALVESTON WHARVES

                                   By: /s/  RON R. SUROVIK
                                      ---------------------------------------
                                   Name: Ron R. Surovik
                                        -------------------------------------
                                   Title: Port Director
                                         ------------------------------------

                                   CITY:
                                   THE CITY OF GALVESTON, TEXAS

                                   By: /s/  STEVE LEBLANC
                                      ---------------------------------------
                                       Steve LeBlanc, City Manager

                                   By: /s/  HENRY FREUDENBURG, III
                                      ---------------------------------------
                                       Henry Freudenburg, III, Mayor
APPROVED:

/s/  BARBARA LAURENCE
---------------------------
City Secretary

STATE OF LOUISIANA                  )
PARISH OF EAST BATON PARISH         )

         This instrument was acknowledged before me on this the 30th day of October, 1997, by Samuel F. Eakin, Chairman and CEO of Newpark Marine Fabricators, Inc., a Texas corporation, on behalf of said corporation.



                                           /s/ ROBERT T. BOWSHER
                                           ----------------------------------
                                           Notary Public, State of Louisiana
                                           My Commission expires at death.





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                                  Exhibit A
              [Plat showing Leased Tract and surrounding tracts]